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                   AMENDMENT TO CUSTODIAN SERVICES AGREEMENT
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     This Amendment, dated as of the 1/st/ day of May, 2001, is entered into between STRATTON MONTHLY DIVIDEND REIT SHARES, INC., a Maryland corporation (the "Fund") and PFPC TRUST COMPANY, a limited purpose trust company incorporated under the laws of Delaware ("PFPC Trust").

     WHEREAS, the Fund and PFPC Trust have entered into a Custodian Services Agreement dated as of May 1, 2001 (the "Agreement"), pursuant to which the Fund has appointed PFPC Trust to act as a custodian for its assets; and

     WHEREAS, the Fund and PFPC Trust now wish to amend the Agreement as set forth below; and

     WHEREAS, the Fund's Board of Directors has approved or will ratify this Amendment;

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Defined Terms. From and after the date hereof, the following term as
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used in the Agreement shall be amended and restated in its entirety, and Section
1 (l) of the Agreement shall read, as follows:

          "Written Instructions" shall mean (i) written instructions signed by
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          one (1) Authorized Person and received by PFPC Trust or (ii) trade instructions transmitted by means of an electronic transaction reporting system which requires the use of a password or other authorized identifier in order to gain access. The instructions may be delivered electronically or by hand, mail, tested telegram, cable, telex or facsimile sending device.

     2.   Miscellaneous. Except to the extent amended and supplemented hereby,
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the Agreement shall remain unchanged and in full force and effect and is hereby ratified, confirmed and approved in all respects as amended and supplemented hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

                                             STRATTON MONTHLY DIVIDEND
                                             REIT SHARES, INC.
                                             By:
                                             Title:


                                             PFPC TRUST COMPANY
                                             By:
                                             Title: ______________________